                                                                     EXHIBIT 4.4


                             AMENDED AND RESTATED


                                TRUST AGREEMENT


                                     AMONG


                    FIRST BANK SYSTEM, INC., AS DEPOSITOR,


                           WILMINGTON TRUST COMPANY,
                             AS PROPERTY TRUSTEE,


                           WILMINGTON TRUST COMPANY,
                             AS DELAWARE TRUSTEE,


                                      AND


                    THE ADMINISTRATIVE AGENTS NAMED HEREIN


                         DATED AS OF NOVEMBER 26, 1996


                                 FBS CAPITAL I

                                 FBS CAPITAL I

             CERTAIN SECTIONS OF THIS TRUST AGREEMENT RELATING TO
                        SECTIONS 310 THROUGH 318 OF THE
                         TRUST INDENTURE ACT OF 1939:

--------------------------------------------------------------------------------------------------------------
                           TRUST INDENTURE                                         TRUST AGREEMENT
                          -----------------                                       -----------------
                            ACT SECTION                                               SECTION
                           -------------                                             ---------
--------------------------------------------------------------------------------------------------------------
      ((S)) 310         (a)(1)    .......                              8.7
--------------------------------------------------------------------------------------------------------------
                        (a)(2)    .......                              8.7
--------------------------------------------------------------------------------------------------------------
                        (a)(3)    .......                              8.9
--------------------------------------------------------------------------------------------------------------
                        (a)(4)    .......                              2.7(a)(ii)
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              8.8
--------------------------------------------------------------------------------------------------------------
((S)) 311               (a)   ...........                              8.13
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              8.13
--------------------------------------------------------------------------------------------------------------
((S)) 312               (a)   ...........                              5.7
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              5.7
--------------------------------------------------------------------------------------------------------------
                        (c)   ...........                              5.7
--------------------------------------------------------------------------------------------------------------
((S)) 313               (a)   ...........                              8.14(a)
--------------------------------------------------------------------------------------------------------------
                        (a)(4)    .......                              8.14(b)
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              8.14(b)
--------------------------------------------------------------------------------------------------------------
                        (c)   ...........                              10.8
--------------------------------------------------------------------------------------------------------------
                        (d)   ...........                              8.14(c)
--------------------------------------------------------------------------------------------------------------
((S)) 314               (a)   ...........                              8.15
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (c)(1)    .......                              8.16
--------------------------------------------------------------------------------------------------------------
                        (c)(2)    .......                              8.16
--------------------------------------------------------------------------------------------------------------
                        (c)(3)    .......                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (d)   ...........                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (e)   ...........                              1.1, 8.16
--------------------------------------------------------------------------------------------------------------
((S)) 315               (a)   ...........                              8.1(a), 8.3(a)
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              8.2, 10.8
--------------------------------------------------------------------------------------------------------------
                        (c)   ...........                              8.1(a)
--------------------------------------------------------------------------------------------------------------
                        (d)   ...........                              8.1, 8.3
--------------------------------------------------------------------------------------------------------------
                        (e)   ...........                              Not Applicable
--------------------------------------------------------------------------------------------------------------
((S)) 316               (a)   ...........                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (a)(1)(A)  ......                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (a)(1)(B)                                      Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (a)(2)    .......                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              5.14
--------------------------------------------------------------------------------------------------------------
                        (c)   ...........                              6.7
--------------------------------------------------------------------------------------------------------------
((S)) 317               (a)(1)    .......                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (a)(2)    .......                              Not Applicable
--------------------------------------------------------------------------------------------------------------
                        (b)   ...........                              5.9
--------------------------------------------------------------------------------------------------------------
((S)) 318               (a)   ...........                              10.10
--------------------------------------------------------------------------------------------------------------
_________________

NOTE: THIS RECONCILIATION AND TIE SHEET SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THE TRUST AGREEMENT.

                               TABLE OF CONTENTS

ARTICLE I
DEFINED TERMS.................................................................................................     6
     SECTION 1.1. DEFINITIONS.................................................................................     6
          ACT.................................................................................................     7
          ADDITIONAL AMOUNT...................................................................................     7
          ADDITIONAL SUMS.....................................................................................     7
          ADMINISTRATIVE AGENT................................................................................     7
          AFFILIATE...........................................................................................     7
          BANK................................................................................................     7
          BANKRUPTCY EVENT....................................................................................     7
          BANKRUPTCY LAWS.....................................................................................     7
          BOARD RESOLUTION....................................................................................     7
          BOOK-ENTRY CAPITAL SECURITIES CERTIFICATES..........................................................     8
          BUSINESS DAY........................................................................................     8
          CAPITAL SECURITIES CERTIFICATE......................................................................     8
          CAPITAL SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.......................................     8
          CAPITAL SECURITY....................................................................................     8
          CERTIFICATE DEPOSITORY AGREEMENT....................................................................     8
          CLEARING AGENCY.....................................................................................     8
          CLEARING AGENCY PARTICIPANT.........................................................................     8
          CLOSING DATE........................................................................................     8
          CODE................................................................................................     8
          COMMISSION..........................................................................................     8
          COMMON SECURITY.....................................................................................     8
          COMMON SECURITIES CERTIFICATE.......................................................................     8
          CORPORATE TRUST OFFICE..............................................................................     9
          DEBENTURE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT................................................     9
          DEBENTURE EVENT OF DEFAULT..........................................................................     9
          DEBENTURE PREPAYMENT DATE...........................................................................     9
          DEBENTURE TAX EVENT.................................................................................     9
          DEBENTURE TRUSTEE...................................................................................     9
          DEBENTURES..........................................................................................     9
          DEFINITIVE CAPITAL SECURITIES CERTIFICATES..........................................................     9
          DELAWARE BUSINESS TRUST ACT.........................................................................     9
          DELAWARE TRUSTEE....................................................................................     9
          DEPOSITOR...........................................................................................     9
          DISTRIBUTION DATE...................................................................................     9
          DISTRIBUTIONS.......................................................................................     9
          EARLY TERMINATION EVENT.............................................................................     9
          EVENT OF DEFAULT....................................................................................     9
          EXCHANGE ACT........................................................................................    10
          EXCHANGE CAPITAL SECURITIES.........................................................................    10
          EXCHANGE DEBENTURES.................................................................................    10

          EXCHANGE GUARANTEE....................................................................................  10
          EXCHANGE GUARANTEE AGREEMENT..........................................................................  10
          EXCHANGE OFFER........................................................................................  10
          EXPENSE AGREEMENT.....................................................................................  10
          EXPIRATION DATE.......................................................................................  10
          GUARANTEE.............................................................................................  10
          GUARANTEE AGREEMENT...................................................................................  10
          GUARANTEE  EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.................................................  10
          INDENTURE.............................................................................................  11
          INSTITUTIONAL ACCREDITED INVESTOR.....................................................................  11
          LIEN..................................................................................................  11
          LIKE AMOUNT...........................................................................................  11
          LIQUIDATION AMOUNT....................................................................................  11
          LIQUIDATION DATE......................................................................................  11
          LIQUIDATION DISTRIBUTION..............................................................................  11
          1940 ACT..............................................................................................  11
          OFFICERS' CERTIFICATE.................................................................................  11
          OPINION OF COUNSEL....................................................................................  11
          ORIGINAL TRUST AGREEMENT..............................................................................  12
          OUTSTANDING...........................................................................................  12
          OWNER.................................................................................................  12
          PAYING AGENT..........................................................................................  12
          PAYMENT ACCOUNT.......................................................................................  12
          PERSON................................................................................................  12
          PORTAL MARKET.........................................................................................  12
          PRIVATE CAPITAL SECURITIES............................................................................  12
          PRIVATE DEBENTURES....................................................................................  13
          PRIVATE GUARANTEE.....................................................................................  13
          PROPERTY TRUSTEE......................................................................................  13
          PURCHASE AGREEMENT....................................................................................  13
          QIB...................................................................................................  13
          REDEMPTION DATE.......................................................................................  13
          REDEMPTION PRICE......................................................................................  13
          REGISTRATION RIGHTS AGREEMENTS........................................................................  13
          REGULATION S..........................................................................................  13
          RELEVANT TRUSTEE......................................................................................  13
          RULE 144A.............................................................................................  13
          RULE 144(K)...........................................................................................  13
          SECURITIES ACT........................................................................................  13
          SECURITIES REGISTER AND SECURITIES REGISTRAR..........................................................  13
          SECURITYHOLDER OR HOLDER..............................................................................  13
          TAX EVENT.............................................................................................  13
          TRUST.................................................................................................  14
          TRUST AGREEMENT.......................................................................................  14
          TRUST INDENTURE ACT...................................................................................  14
          TRUST PROPERTY........................................................................................  14

          TRUST SECURITIES CERTIFICATE..........................................................................  14
          TRUST SECURITY........................................................................................  14
          TRUSTEES..............................................................................................  14

ARTICLE II.
ESTABLISHMENT OF THE TRUST......................................................................................  14
     SECTION 2.1. NAME..........................................................................................  14
     SECTION 2.2. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS...................................  15
     SECTION 2.3. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES...............................  15
     SECTION 2.4. ISSUANCE OF THE CAPITAL SECURITIES............................................................  15
     SECTION 2.5. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES....................  15
     SECTION 2.6. DECLARATION OF TRUST..........................................................................  15
     SECTION 2.7. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS..............................................  16
     SECTION 2.8. ASSETS OF TRUST...............................................................................  19
     SECTION 2.9. TITLE TO TRUST PROPERTY.......................................................................  19

ARTICLE III.
PAYMENT ACCOUNT.................................................................................................  19
     SECTION 3.1. PAYMENT ACCOUNT...............................................................................  19

ARTICLE IV.
DISTRIBUTIONS; REDEMPTION.......................................................................................  19
     SECTION 4.1. DISTRIBUTIONS.................................................................................  19
     SECTION 4.2. REDEMPTION....................................................................................  20
     SECTION 4.3. SUBORDINATION OF COMMON SECURITIES............................................................  21
     SECTION 4.4. PAYMENT PROCEDURES............................................................................  22
     SECTION 4.5. TAX RETURNS AND REPORTS.......................................................................  22
     SECTION 4.6. PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST...................................................  22
     SECTION 4.7. PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS........................................  22

ARTICLE V.
TRUST SECURITIES CERTIFICATES...................................................................................  22
     SECTION 5.1. INITIAL OWNERSHIP.............................................................................  22
     SECTION 5.2. THE TRUST SECURITIES CERTIFICATES.............................................................  23
     SECTION 5.3. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.......................................  23
     SECTION 5.4. REGISTRATION OF TRANSFER AND EXCHANGE OF CAPITAL SECURITIES CERTIFICATES......................  24
     SECTION 5.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES............................  25
     SECTION 5.6. PERSONS DEEMED SECURITYHOLDERS................................................................  25
     SECTION 5.7. ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES........................................  25
     SECTION 5.8. MAINTENANCE OF OFFICE OR AGENCY...............................................................  25
     SECTION 5.9. APPOINTMENT OF PAYING AGENT...................................................................  25

     SECTION 5.10. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR..................................................  26
     SECTION 5.11. BOOK-ENTRY INTERESTS.........................................................................  26
     SECTION 5.12. NOTICES TO CLEARING AGENCY...................................................................  28
     SECTION 5.13. PROCEDURES FOR ISSUANCE OF DEFINITIVE CAPITAL SECURITIES CERTIFICATES........................  28
     SECTION 5.14. RIGHTS OF SECURITYHOLDERS....................................................................  28

ARTICLE VI.
ACTS OF SECURITYHOLDERS; MEETINGS; VOTING.......................................................................  29
     SECTION 6.1. LIMITATIONS ON VOTING RIGHTS..................................................................  29
     SECTION 6.2. NOTICE OF MEETINGS............................................................................  30
     SECTION 6.3. MEETINGS OF COMMON SECURITYHOLDERS............................................................  30
     SECTION 6.4. VOTING RIGHTS.................................................................................  31
     SECTION 6.5. PROXIES, ETC..................................................................................  31
     SECTION 6.6. SECURITYHOLDER ACTION BY WRITTEN CONSENT......................................................  31
     SECTION 6.7. RECORD DATE FOR VOTING AND OTHER PURPOSES.....................................................  31
     SECTION 6.8. ACTS OF SECURITYHOLDERS.......................................................................  31
     SECTION 6.9. INSPECTION OF RECORDS.........................................................................  32

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES..................................................................................  32
     SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE...............  32
     SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR...................................................  33

ARTICLE VIII.
THE TRUSTEES....................................................................................................  34
     SECTION 8.1. CERTAIN DUTIES AND RESPONSIBILITIES...........................................................  34
     SECTION 8.2. CERTAIN NOTICES...............................................................................  35
     SECTION 8.3. CERTAIN RIGHTS OF PROPERTY TRUSTEE............................................................  35
     SECTION 8.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES........................................  36
     SECTION 8.5. MAY HOLD SECURITIES...........................................................................  36
     SECTION 8.6. COMPENSATION; INDEMNITY; FEES.................................................................  37
     SECTION 8.7. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES..................................  38
     SECTION 8.8. CONFLICTING INTERESTS.........................................................................  38
     SECTION 8.9. CO-TRUSTEES AND SEPARATE TRUSTEE..............................................................  38
     SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR............................................  39
     SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.......................................................  40
     SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS..................................  41
     SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST.................................  41
     SECTION 8.14. REPORTS BY PROPERTY TRUSTEE..................................................................  42
     SECTION 8.15. REPORTS TO THE PROPERTY TRUSTEE..............................................................  42
     SECTION 8.16. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.............................................  42

     SECTION 8.17 NUMBER OF TRUSTEES............................................................................  43
     SECTION 8.18. DELEGATION OF POWER..........................................................................  43

ARTICLE IX.
TERMINATION, LIQUIDATION AND MERGER.............................................................................  43
     SECTION 9.1. TERMINATION UPON EXPIRATION DATE..............................................................  43
     SECTION 9.2. EARLY TERMINATION.............................................................................  43
     SECTION 9.3. TERMINATION...................................................................................  44
     SECTION 9.4. LIQUIDATION...................................................................................  44
     SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST...........................  45

ARTICLE X.
MISCELLANEOUS PROVISIONS........................................................................................  46
     SECTION 10.1. LIMITATION OF RIGHTS OF SECURITYHOLDERS......................................................  46
     SECTION 10.2. AMENDMENT....................................................................................  46
     SECTION 10.3. SEPARABILITY.................................................................................  47
     SECTION 10.4. GOVERNING LAW................................................................................  47
     SECTION 10.5. PAYMENTS DUE ON NON-BUSINESS DAY.............................................................  47
     SECTION 10.6. SUCCESSORS...................................................................................  47
     SECTION 10.7. HEADINGS.....................................................................................  47
     SECTION 10.8. REPORTS, NOTICES AND DEMANDS.................................................................  47
     SECTION 10.9 AGREEMENT NOT TO PETITION.....................................................................  48
     SECTION 10.10 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.......................................  48
     SECTION 10.11 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE..............................  48

EXHIBITS
--------

EXHIBIT A           CERTIFICATE OF TRUST
EXHIBIT B-1         PRIVATE CAPITAL SECURITIES CERTIFICATE
EXHIBIT B-2         EXCHANGE CAPITAL SECURITIES CERTIFICATE
EXHIBIT C           CERTIFICATE DEPOSITORY AGREEMENT
EXHIBIT D           COMMON SECURITIES CERTIFICATES
EXHIBIT E           EXPENSE AGREEMENT
EXHIBIT F           FORM OF TRANSFER CERTIFICATE BY INSTITUTIONAL
                    ACCREDITED INVESTOR
EXHIBIT G           FORM OF TRANSFER CERTIFICATE--OFFSHORE TRANSACTION
EXHIBIT H           FORM OF SECURITIES ACT LEGENDS

     Amended and Restated Trust Agreement, dated as of November 26, 1996, among
(i) First Bank System, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a banking corporation organized under the laws of Delaware, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) Susan E. Lester, an individual, Lee R. Mitau, an individual, and David J. Parrin, an individual, each of whose address is c/o First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402 (each an "Administrative Agent" and collectively the "Administrative Agents") (the Property Trustee, the Delaware Trustee and the Administrative Agents referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                  Witnesseth

     Whereas, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of November 6, 1996 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on November 6, 1996, attached as Exhibit A; and

     Whereas, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Private Capital Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Private Debentures, (iv) the appointment of the Administrative Agents, and (v) the mandatory exchange by the Property Trustee with the Depositor of the Private Debentures for the Exchange Debentures, and the exchange by the Trust with the Securityholders of the Private Capital Securities for the Exchange Capital Securities, each such exchange registered under the Securities Act;

     Now Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                   ARTICLE I

                                 Defined Terms

     Section 1.1. Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Additional Distributions" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Special Interest (as defined in the Capital Securities Exchange and Registration Rights Agreement) paid by the Depositor on a Like Amount of Debentures of such period.

     "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

     "Administrative Agent" means each of the Persons identified as an "Administrative Agent" in the preamble to this Trust Agreement solely in such Person's capacity as Administrative Agent of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrative Agent successor in interest in such capacity, or any successor agent appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" means any Federal or State bankruptcy, insolvency, reorganization or similar law.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of

Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

     "Book-Entry Capital Securities Certificates" means a beneficial interest in the Capital Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit B-1 (with respect to Private Capital Securities) or Exhibit B-2 (in the case of Exchange Capital Securities.

     "Capital Securities Exchange and Registration Rights Agreement" means an agreement dated November 26, 1996 among the Depositor, the Trust and the Initial Purchasers named in the Purchase Agreement.

     "Capital Security" means either a Private Capital Security or an Exchange Capital Security, whichever is outstanding as of the applicable date.

     "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates and the Exchange Capital Securities, substantially in the form attached as Exhibit C, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means November 26, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit D.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Wilmington, Delaware and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Wilmington, Delaware.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Exchange and Registration Rights Agreement" means an agreement dated November 26, 1996 among the Depositor, the Trust and the Initial Purchasers named in the Purchase Agreement.

     "Debenture Prepayment Date" means, with respect to any Debentures to be prepaid under the Indenture, the date fixed for prepayment under the Indenture.

     "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

     "Debenture Trustee" means Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware and any successor thereto.

     "Debentures" means either the Private Debentures or the Exchange Debentures, whichever is outstanding as of the applicable date.

     "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificate as provided in Section 5.11(a) and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ((S)) 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of a Debenture Event of Default; or

     (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Capital Securities" means capital securities representing undivided beneficial interests in the assets of the Trust, issued by the Trust in an exchange offer for the Private Capital Securities, such exchange offer being registered under the Securities Act, all pursuant to the Capital Securities Exchange and Registration Rights Agreement; provided however that the aggregate Liquidation Amount of the Private Capital Securities and the Exchange Capital Securities at any one time outstanding shall not exceed $300,000,000.

     "Exchange Debentures" means a new series of junior subordinated debentures issued by the Depositor in a mandatory exchange offer for the Private Debentures, such exchange offer being registered under the Securities Act, all pursuant to the Debenture Exchange and Registration Rights Agreement.

     "Exchange Guarantee" means the Exchange Guarantee extended by the Depositor for the benefit of the Holders of Capital Securities pursuant to the Exchange Guarantee Agreement, and registered under the Securities Act pursuant to the Guarantee Exchange and Registration Rights Agreement.

     "Exchange Guarantee Agreement" means the Guarantee Agreement to be entered into by the Depositor, as Guarantor and Wilmington Trust Company, as Guarantee Trustee, pursuant to the Guarantee Exchange and Registration Rights Agreement.

     "Exchange Offer" means an exchange offer of the Exchange Capital Securities for the Private Capital Securities, which is registered under the Securities Act pursuant to the Capital Securities Exchange and Registration Rights Agreement.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit E, as amended from time to time.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Guarantee" means (i) prior to the exchange in connection with the Exchange Offer, the Private Guarantee and (ii) following the exchange in connection with the Exchange Offer, the Exchange Guarantee.

     "Guarantee Agreement" means the Guarantee Agreement dated November 26, 1996 between the Depositor, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.

     "Guarantee Exchange and Registration Rights Agreement" means an agreement dated November 26, 1996 among the Depositor, the Trust and the Initial Purchasers named in the Purchase Agreement.

     "Indenture" means the Junior Subordinated Indenture, dated as of November 15, 1996, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Institutional Accredited Investor" means an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, adverse claim, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously prepaid in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

     (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

     (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

     (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Agents the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Book-Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

     "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     "Private Capital Securities" means the $300,000,000 aggregate Liquidation Amount of the Trust's 8.09% Capital Securities representing undivided beneficial interests in the assets of the Trust, having a Liquidation Amount of $1,000 per Capital Security and having the rights provided therefor in this Trust Agreement, and the certificates of which initially shall bear legends indicating that they have not been registered under the Securities Act of 1933, as amended, and restricting transfers thereof.

     "Private Debentures" means the $309,279,000 aggregate principal amount of the Depositor's 8.09% Junior Subordinated Debentures, issued pursuant to the Indenture on the Closing Date.

     "Private Guarantee" means the Guarantee extended by the Depositor for the benefit of the Holders of Private Capital Securities pursuant to the Guarantee Agreement.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Purchase Agreement" means the Purchase Agreement, dated as of November 19, 1996, among the Trust, the Depositor and the Initial Purchasers named therein.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Prepayment Date and the stated maturity of the Debentures shall be a Redemption Date.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent prepayment of the Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

     "Registration Rights Agreements" means the Capital Securities Exchange and Registration Rights Agreement, the Debenture Exchange and Registration Rights Agreement and the Guarantee Exchange and Registration Rights Agreement, collectively.

     "Regulation S" means Regulation S under the Securities Act or any successor provision.

     "Relevant Trustee" shall have the meaning specified in Section 8.10.

     "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

     "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4(a).

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Capital Securities.

     "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Agents.


                                  ARTICLE II.

                          Establishment of the Trust

     Section 2.1. Name.

     The Trust continued hereby shall be known as "FBS Capital I," as such name may be modified from time to time by the Administrative Agents following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Depositor may still sign documents on behalf of the Trust including, but not limited to, the registration statement contemplated by the Exchange Offer.

     Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is 1100 North Market, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402.

     Section 2.3. Initial Contribution of Trust Property; Organizational
Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee pursuant to the Expense Agreement. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.4. Issuance of the Capital Securities.

     On November 19, 1996 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Agent, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Initial Purchasers named in the Purchase Agreement Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency and in the names of certain institutional accredited investors, if any, in an aggregate number of 300,000 Private Capital Securities having an aggregate Liquidation Amount of $300,000,000, against receipt of such aggregate purchase price of such Private Capital Securities of $300,741,583.33, which amount the Administrative Agent shall promptly deliver to the Property Trustee.

     Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Agent, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate number of 9,279 Common Securities having an aggregate Liquidation Amount of $9,279,000 against payment by the Depositor of such amount, which amount such Administrative Agent shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Agent, on behalf of the Trust, shall subscribe to and purchase from the Depositor Private Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $309,279,000 and, in satisfaction of the purchase price for such Private Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $310,043,520.50 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

     Section 2.6. Declaration of Trust.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities (including the Exchange Capital Securities pursuant to the Exchange Offer), (b) to use the proceeds from the sale of Trust Securities to acquire the Private Debentures, (c) to exchange the Private Debentures for the Exchange Debentures pursuant to the Indenture, and (d) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Depositor hereby appoints the Trustees as trustees of the Trust, as the case may be, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Agents shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Agents set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act.

     Section 2.7. Authorization to Enter into Certain Transactions.

     (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Section 2.6, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

               (i) As among the Trustees, each Administrative Agent shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                         (A) the issuance and sale of the Trust Securities;

                         (B) to cause the Trust to enter into, and to execute,
               deliver and perform on behalf of the Trust, the Registration Rights Agreements, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                         (C) assisting in the registration of the Exchange Offer
               and the Exchange Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act, all in accordance with the Capital Securities Exchange and Registration Rights Agreement;

                         (D) assisting in the listing of the Exchange Capital
               Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Exchange Capital Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing, all in accordance with the Capital Securities Exchange and Registration Rights Agreement;

                         (E) the sending of notices (other than notices of
               default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (F) the appointment of a Paying Agent, authenticating
               agent and Securities Registrar in accordance with this Trust Agreement;

                         (G) registering transfer of the Trust Securities in
               accordance with this Trust Agreement;

                         (H) to the extent provided in this Trust Agreement, the
               winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                         (I) unless otherwise determined by the Depositor, the
               Property Trustee or the Administrative Agents, or as otherwise required by the Delaware Business Trust Act or the Trust

               Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Agents) any documents that the Administrative Agents have the power to execute pursuant to this Trust Agreement; and

                         (J) the taking of any action incidental to the
               foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

               (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                         (A) the establishment of the Payment Account;

                         (B) the receipt of the Debentures;

                         (C) the collection of interest, principal and any other
               payments made in respect of the Debentures in the Payment
               Account;

                         (D) the distribution through the Paying Agent of
               amounts owed to the Securityholders in respect of the Trust Securities;

                         (E) the exercise of all of the rights, powers and
               privileges of a holder of the Debentures;

                         (F) the sending of notices of default and other
               information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (G) the distribution of the Trust Property in
               accordance with the terms of this Trust Agreement;

                         (H) to the extent provided in this Trust Agreement, the
               winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                         (I) to exchange the Private Guarantee for the Exchange
               Guarantee pursuant to the Guarantee Exchange and Registration Rights Agreement in the exchange in connection with the Exchange Offer;

                         (J) to exchange the Private Debentures for the Exchange
               Debentures in an exchange in connection with the Exchange Offer pursuant to the Debenture Exchange and Registration Rights Agreement;

                         (K) after an Event of Default (other than under
               paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder) and, within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, to give notice thereof to the Securityholders; and

                         (L) except as otherwise provided in this Section
               2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Agents set forth in Section 2.7(a)(i).

     (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Agents shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

     (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the preparation of a preliminary offering circular and an offering circular and the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Exchange Offer, including any amendments thereto and/or a "shelf" registration statement to register the Private Capital Securities, the Guarantee and the Private Debentures, in each case in accordance with the provisions of the Registration Rights Agreements;

               (ii) the determination of the States in which to take appropriate action to qualify or register for sale the Capital Securities and the Guarantee and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

               (iii) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 10 relating to the registration of the Exchange Capital Securities under Section 12(g) of the Exchange Act prior to April 30, 1997;

               (iv) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Private Capital Securities; and

               (v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrative Agents are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Agents are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Agent determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Capital Securities.

     Section 2.8. Assets of Trust.

     The assets of the Trust shall consist of the Trust Property.

     Section 2.9. Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                 ARTICLE III.

                                Payment Account

     Section 3.1. Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV.

                           Distributions; Redemption

     Section 4.1. Distributions.

     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Section 4.3, Distributions (including of Additional Amounts, if any, and Additional Distributions, if any) (the "Distributions") will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture and of Special Interest, as defined in the Capital Securities Exchange and Registration Rights Agreement) are made on the Debentures.
Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from November 15, 1996, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) Assuming payments of interest on the Debentures are made when due and assuming compliance by the Depositor and the Trust with their obligations under the Capital Securities Exchange and Registration Rights Agreement (and before giving effect to Additional Amounts, if applicable, or to Additional Distributions, if applicable), Distributions on the Trust Securities shall be payable at a rate of 8.09% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any and the Additional Distributions, if any.

               (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be April 30 immediately preceding a Distribution Date which is on May 15, and October 31 immediately preceding a Distribution Date which is on November 15.

     Section 4.2. Redemption.

     (a) On each Debenture Prepayment Date and on the stated maturity of the Debentures, the Trust will be required to redeem, subject to Section 4.3, all Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price;

               (iii) the CUSIP number and;

               (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security and that Distributions thereon will cease to accrue on and after said date.

     (c) The Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous prepayment or repayment of Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such applicable Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), with respect to Capital Securities held in book-entry form, the Property Trustee will irrevocably deposit with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. With respect to the Capital Securities held in certificated form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date fifteen days prior to the relevant Redemption Date.

     Section 4.3. Subordination of Common Securities.

     (a) Payment of Distributions (including Additional Amounts, if applicable, and Additional Distributions, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount thereof; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable, and Additional Distributions, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable, and Additional Distributions, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common

Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.4. Payment Procedures.

     Payments of Distributions (including Additional Amounts, if applicable, and Additional Distributions, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

     Section 4.5. Tax Returns and Reports.

     The Administrative Agents shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Agents shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form together with an annual financial statement of the Trust. The Administrative Agents shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

     Section 4.6. Payment of Taxes, Duties, Etc. of the Trust.

     Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

     Section 4.7. Payments under Indenture or Pursuant to Direct Actions.

     Notwithstanding any payments made to a Holder of Capital Securities (and any Owner with respect thereto) pursuant to Section 5.8 of the Indenture or
Section 5.14 of this Trust Agreement, the Depositor shall remain obligated to pay the principal of or interest on the Debentures, and the Depositor shall be subrogated to the rights of the Holder (and Owner) of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Depositor to such Holder (and Owner) pursuant to either of such Sections.

                                  ARTICLE V.

                         Trust Securities Certificates

     Section 5.1. Initial Ownership.

     Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     Section 5.2. The Trust Securities Certificates.

     The Capital Securities Certificates shall be issued, and may be transferred, only in blocks having not less than $100,000 Liquidation Amount (100 Capital Securities), and the Common Securities Certificates shall be issued in such denominations as may be necessary or appropriate. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Agent. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13; provided that any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

     Section 5.3. Execution and Delivery of Trust Securities Certificates.

     At the Closing Date, the Administrative Agents shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

     Section 5.4. Registration of Transfer and Exchange of Capital Securities.

     (a) The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities and transfers and exchanges of Capital Securities (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities and Common Securities (subject to Section 5.4(a)(1) in the case of Capital Securities and Section 5.4(b) in the case of Private Capital Securities and Section 5.10 in the case of the Common Securities) and registration of transfers and exchanges of Capital Securities as herein provided. The Bank shall be the initial Securities Registrar.

     Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.8 and subject to compliance with Section 5.4(a)(1) in the case of Capital Securities and Section 5.4(b) in the case of Private Capital Securities, the Administrative Agents or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Agent or Agents.

     The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption. At the option of a Holder, Capital Securities may be exchanged for other Capital Securities in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

     Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Agent and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Agent in accordance with such Person's customary practice.

     No service charge shall be made for any registration of transfer or exchange of Capital Securities, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities.

               (1) The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

     (b)(1) In addition to the restrictions on transfer set forth in Sections 5.4(a)(1) and 5.4(b)(2), Beneficial ownership of every Private Capital Security is subject to the restrictions on transfer imposed by the Securities Act and rules and regulations promulgated by the Commission thereunder and each certificate representing Private Capital Securities shall bear restrictive legends (the "Securities Act Legends") substantially in the form attached as Exhibit H hereto, unless such restrictions on transfer shall be terminated in accordance with paragraph (b)(2) below. The Holder of each Private Capital Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

     (b)(2) The restrictions imposed by the Securities Act and this paragraph
(b)(2) upon the transferability of any particular Private Capital Security shall cease and terminate upon delivery by at least one Administrative Agent on behalf of the Trust to the Property Trustee of an Officers' Certificate and Opinion of Counsel stating that such Private Capital Security has been sold pursuant to an effective registration statement under the Securities Act, exchanged for a corresponding Liquidation Amount of the Exchange Capital Securities pursuant to an effective registration statement under the Securities Act, or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Private Capital Security as to which such Administrative Agent has delivered to the Property Trustee an Officers' Certificate and Opinion of Counsel that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Private Capital Security for exchange to the Security Registrar or any Transfer Agent in accordance with the provisions of this paragraph (b)(2) be exchanged for a new Capital Security, of like tenor and aggregate Liquidation Amount, which shall not bear the Securities Act Legends. The Administrative Agent shall inform the Property Trustee in writing of the effective date of any registration statement registering the Private Capital Securities or the Exchange Capital Securities under the Securities Act. The Property Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

     As used in paragraph (a)(1) and in paragraphs (1) and (2) of this paragraph
(b), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Private Capital Security.

     Section 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Agents such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Agents, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrative Agents or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.6. Persons Deemed Securityholders.

     The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities shall be registered in the Securities Register as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.7. Access to List of Securityholders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Agents accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.8. Maintenance of Office or Agency.

     The Administrative Agents shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Agents initially designate First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402 Attn: Treasurer, as its principal corporate trust office for such purposes. The Administrative Agents shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

     Section 5.9. Appointment of Paying Agent.

     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Agents. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Agents may revoke such power and remove the Paying Agent if such Agents determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Agents and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Agents, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Agents shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Agents shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Agents to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1,

8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.10. Ownership of Common Securities by Depositor.

     At the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Agents shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

     Section 5.11.  Book Entry Interests.

     (a) So long as Capital Securities are eligible for book-entry settlement with the Clearing Agency or unless otherwise required by law, all Capital Securities that are so eligible will be represented by one or more fully registered Capital Security Certificates (each a "Global Certificate") in global form to be delivered to the Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of The Depository Trust Company, and no Owner will receive a definitive Capital Security Certificate representing such Owner's interests in such Global Certificates, except as provided in Section 5.11(e) below. The transfer and exchange of beneficial interests in any such Capital Security in global form shall be effected through the Clearing Agency in accordance with this Trust Agreement and the procedures of the Clearing Agency therefor.

     (b) Except as provided in subparagraph (e) of this Section 5.11, beneficial owners of a Capital Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Capital Security in global form.

     (c) So long as the Capital Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Capital Security to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Capital Security or Capital Securities being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Property Trustee on behalf of the Trust), the Property Trustee on behalf of the Trust shall make an endorsement on the Book-Entry Capital Securities Certificate to reflect an increase in the number of Capital Securities represented by such Book-Entry Capital Securities Certificate and the Property Trustee on behalf of the Trust shall cancel such definitive Capital Security or Capital Securities in accordance with the standing instructions and procedures of the Clearing Agency, the number of Capital Securities represented by such Capital Security in global form to be increased accordingly; provided that no definitive Capital Security, or portion thereof, in respect of which the Trust or an Affiliate of the Trust held any beneficial interest shall be included in such Capital Security in global form until such definitive Capital Security is freely tradeable in accordance with Rule 144(k); provided further that the Trust shall issue Capital Securities in definitive form upon any transfer of a beneficial interest in the Capital Security in global form to the Depositor or any Affiliate of the Depositor.

     (d) Any Global Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Clearing Agency, by any national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Capital Securities to be tradeable on the PORTAL Market or as may be required for the Capital Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Capital Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Capital Securities are subject.

     (e) Notwithstanding any other provisions of this Trust Agreement (other than the provisions set forth in this Section 5.11(e)), a Capital Security in global form may not be exchanged in whole or in part for Capital Securities registered, and no transfer of a Capital Security in global form may be registered, in the name of any person other than the Clearing Agency or a nominee thereof unless (i) such Clearing Agency (A) has notified the Property Trustee that it is unwilling or unable to continue as Clearing Agency for such global Capital Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement, with respect to such global Capital Security, or (iii) pursuant to the following sentence. Subject to any other applicable provisions hereof, all or any portion of a global Capital Security may be exchanged for a Capital Security that has a like aggregate liquidation amount and is not a global Capital Security, upon 20 days' prior request made by the Clearing Agency or its authorized representative to the Property Trustee. Following exchange of a global Capital Security, or a portion thereof, for a definitive Capital Security, no such definitive Capital Security, or portion thereof, shall be included in any Global Certificate except pursuant to Section 5.11(c). Unless and until Definitive Capital Securities Certificates have been issued to Owners pursuant to Section 5.13:

               (i) the provisions of this Section 5.11 shall be in full force and effect;

               (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Book-Entry Capital Securities Certificates and the giving of instructions or directions to Owners of Capital Securities evidenced by Book-Entry Capital Securities Certificates) as the sole Holder of Capital Securities evidenced by Book-Entry Capital Securities Certificates and shall have no obligations to the Owners thereof;

               (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

               (iv) the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to this Section 5.11 or Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

     (b) Private Capital Securities initially purchased by Institutional Accredited Investors will be issued only in certificated form.

     (c) The Private Capital Securities issued pursuant to Regulation S will be represented by one or more Global Capital Securities in definitive, fully registered form registered in the name of a nominee of DTC and deposited with the Trustee, for the accounts of Euroclear and CEDEL. Until and including the 40th day after the latest of the commencement of the offering and the Closing Date, beneficial interests in the Regulation S Capital Security may be held only through Euroclear or CEDEL, unless delivery is made through the Restricted Global Capital Security in accordance with certain certification requirements.

     (d) Exchange Capital Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. Beneficial interests in the Exchange Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC.

     (e) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.12. Notices to Clearing Agency.

     To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

     Section 5.13. Procedures for Issuance of Definitive Capital Securities Certificates.

     Upon surrender to the Administrative Agents of the Book Entry Capital Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Agents, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees shall recognize the Holders in whose names Definitive Capital Securities Certificates are registered as Securityholders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Agents, as evidenced by the execution thereof by the Administrative Agents or any one of them.

     Section 5.14. Rights of Securityholders.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                         (A) all overdue installments of interest (including any
               Additional Interest (as defined in the Indenture)) on all of the Debentures,

                         (B) the principal of (and premium, if any, on) any
               Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                         (C) all sums paid or advanced by the Debenture Trustee
               under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

               (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

     The holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.14(b).

     (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                  ARTICLE VI.

                   Acts of Securityholders; Meetings; Voting

     Section 6.1. Limitations on Voting Rights.

     (a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to fail to be classified as a grantor trust for United States Federal income tax purposes.

     (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail to be classified as a grantor trust for United States Federal income tax purposes.

     Section 6.2. Notice of Meetings.

     Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 6.3. Meetings of Capital Securityholders.

     No annual meeting of Securityholders is required to be held. The Administrative Agents, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of 25% of the Capital Securities (based upon their Liquidation Amount) and the Administrative Agents or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

     Capital Securityholders of record of 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

     If a quorum is present at a meeting, an affirmative vote by more than a majority of the Outstanding Capital Securities (based upon their Liquidation Amount) held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

     Section 6.4. Voting Rights.

     Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     Section 6.5. Proxies, Etc.

     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Agents, or with such other officer or agent of the Trust as the Administrative Agents may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6. Securityholder Action by Written Consent.

     Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

     Section 6.7. Record Date for Voting and Other Purposes.

     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Agents may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

     Section 6.8. Acts of Securityholders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Agent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership of Capital Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

     If any dispute shall arise between the Securityholders and the Administrative Agents or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     A Capital Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any person or entity.

     Section 6.9. Inspection of Records.

     Upon reasonable notice to the Administrative Agents and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                 ARTICLE VII.

                        Representations and Warranties

     Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

     (a) the Property Trustee is a banking corporation, duly organized,validly existing and in good standing under the laws of the State of Delaware;

     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) the Delaware Trustee is a Delaware corporation duly organized, validly existing and in good standing in the State of Delaware;

     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the State of Delaware;

     (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

     Section 7.2. Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Securityholders that:

     (a) the Trust Securities issued at the Closing Date on behalf of the Trust have been duly authorized and executed, validly issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                 ARTICLE VIII.

                                 The Trustees

     Section 8.1. Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Delaware Trustee or an Administrative Agent from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Agent has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Agent shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Agent otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Delaware Trustee or the Administrative Agents.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

               (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Agents or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Agents or the Depositor.

     Section 8.2. Certain Notices.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Agents and the Depositor, unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Agent shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

     Section 8.3. Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

     (c) any direction or act of the Depositor or the Administrative Agents contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

     (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Agents;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     Section 8.4. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     Section 8.5. May Hold Securities.

     Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust

Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

     Section 8.6. Compensation; Indemnity; Fees.

     (a)  The Depositor agrees:

          (i) to pay to the Trustees from time to time compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as specified in a separate agreement between any of the Trustees and the Depositor;

          (ii) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to the fullest extent permitted by applicable law, to indemnify and hold harmless (w) each Trustee, (x) any Affiliate of any Trustee, (y) any officer, director, shareholder, employee, representative or agent of any Trustee, and (z) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     (b) In furtherance of the foregoing, the Depositor hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Property Trustee, the Delaware Trustee and each of its respective officers, directors, successors, assigns, legal representatives, agents and servants (each an "ERISA Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Bank on or measured by any compensation received by the Bank for its services as trustee), claims, actions, investigations, proceedings, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an ERISA Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of (i) the assets of the Trust being deemed to be "plan assets" within the meaning of Department of Labor Regulations Section 2510.3-101 (ERISA), (ii) any violation by the Trust, any Trustee or the Depositor of the prohibited transaction rules under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any excise taxes under
Section 4975 of the Code and (iii) the application of the fiduciary investment standards of ERISA to the Trust, any Trustee or the Depositor.

     (c) In case any such action, investigation or proceeding shall be brought involving an ERISA Indemnified Person, Depositor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The ERISA Indemnified Person shall have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof, but the reasonable counsel fees and expenses of such counsel shall be paid by Depositor.

     (d) If the indemnification provided for herein is invalid or unenforceable in accordance with its terms, then Depositor shall contribute to the amount paid or payable by an ERISA Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by Depositor on one hand and the

ERISA Indemnified Persons on the other from the transactions contemplated by the Trust Agreement. For this purpose, the benefits received by Depositor shall be the aggregate value of the Trust assets, and the benefits received by the ERISA Indemnified Persons shall be its fees as trustee less costs and unreimbursed expenses incurred by it as trustee in relation to the Trust. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then Depositor shall contribute to such amount paid or payable by an ERISA Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Depositor on the one hand and the ERISA Indemnified Person on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

     The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     Section 8.7. Corporate Property Trustee Required; Eligibility of Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7(a), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7(a), it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrative Agents hereunder with respect to the Trust Securities. Each Administrative Agent shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     Section 8.8. Conflicting Interests.

     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     Section 8.9. Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Agents, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Agents, the Depositor shall for such purpose join with the Administrative Agents in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10. Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holder of the Common Securities. If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Agent may be removed by the Common Securityholder at any time.

     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Agent shall resign, be removed or become incapable of acting as Administrative Agent, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Agent shall promptly appoint a successor Administrative Agent or Administrative Agents and such successor Administrative Agent or Agents shall comply with the applicable requirements of
Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Administrative Agents shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Agent or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Agents if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Agents or Delaware Trustee, as the case may be, set forth in
Section 8.7).

     Section 8.11. Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13. Preferential Collection of Claims Against Depositor or
Trust.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.14. Reports by Property Trustee.

     (a) Not later than July 15 of each year commencing with July 15, 1997, the Property Trustee shall transmit to all Securityholders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

          (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

          (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

     (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor.

     Section 8.15. Reports to the Property Trustee.

     The Depositor and the Administrative Agents on behalf of the Trust shall provide to the Property Trustee and the Holders such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     Section 8.16. Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Agents on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.17 Number of Trustees.

     (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Agents. The Property Trustee and the Delaware Trustee may be the same Person.

     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Agents is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Agents shall occur, until such vacancy is filled by the appointment of an Administrative Agent in accordance with Section 8.10, the Administrative Agents in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Agents and shall discharge all the duties imposed upon the Administrative Agents by this Trust Agreement.

     Section 8.18. Delegation of Power.

     (a) Any Administrative Agent may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Agents shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Agents or otherwise as the Administrative Agents may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.


                                  ARTICLE IX.

                      Termination, Liquidation and Merger

     Section 9.1. Termination Upon Expiration Date.

     Unless earlier dissolved, the Trust shall automatically dissolve on November 6, 2027 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

     Section 9.2. Early Termination.

     The first to occur of any of the following events is an "Early Termination Event":

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

     (b) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust and distribute Debentures to Securityholders in exchange for the Like Amount of the Trust Securities (which direction is optional and wholly within the discretion of the Depositor).

     (c) the redemption of all of the Trust Securities in connection with the prepayment or repayment of all the Debentures; and

     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     Section 9.3. Termination.

     The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Agents, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

     Section 9.4. Liquidation.

     (a)  If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Administrative Agents as expeditiously as the Administrative Agents determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Administrative Agents by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i)   state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates representing the Like Amount of the Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Agents or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Administrative Agents shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Agents or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, if any, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on the related Trust Securities until such Certificates are so surrendered (and until such Certificates are so surrendered, no payments of interest or principal will be made to Holders of Debentures represented by such Certificates) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive the Like Amount of Debentures upon surrender of Trust Securities Certificates.

     (d)  In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Administrative Agents not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Administrative Agents in such manner as the Administrative Agents determine. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Holders of Capital Securities shall have a priority over the Holders of Common Securities.

     Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of the Administrative Agents and without the consent of the Holders of the Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                  ARTICLE X.

                           Miscellaneous Provisions

     Section 10.1. Limitation of Rights of Securityholders.

     The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2. Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Agents and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

     (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and
(ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, the Depositor shall not enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Agents shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     Section 10.3. Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.4. Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     Section 10.5. Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     Section 10.6. Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.7. Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.8. Reports, Notices and Demands.

     Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402, Attention: Treasurer, facsimile no.: (612) 973-0965. Any notice to Capital Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the

Administrative Agents shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee or the Delaware Trustee to Wilmington Trust Company, 1100 North Market Wilmington, Delaware 19890, Attention: Corporate Trust Administration, and (b) with respect to the Administrative Agents, to them at the address above for notices to the Depositor, marked "Attention Administrative Agents of FBS Capital I." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

     Section 10.9 Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Law or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this
Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section
10.9 shall survive the termination of this Trust Agreement.

     Section 10.10 Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     Section 10.11 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY ANY PERSON WHO IS USING FOR SUCH PURCHASE THE ASSETS OF AN

EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR OF A PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE CODE (ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN OR INDIVIDUAL RETIREMENT ACCOUNT, AN "ERISA PLAN") SHALL CONSTITUTE A REPRESENTATION BY SUCH PERSON THAT (I) IF THE DEPOSITOR IS A "PARTY IN INTEREST" OR A "DISQUALIFIED PERSON" WITH RESPECT TO SUCH ERISA PLAN, THEN SUCH SECURITY IS BEING ACQUIRED PURSUANT TO AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES UNDER ERISA AND THE CODE, AND (II) THE DEPOSITOR IS NOT A "FIDUCIARY," WITHIN THE MEANING OF SECTION 3(21) OF ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE CAPITAL SECURITIES OR THE DEBENTURES.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.

                                     First Bank System, Inc.


                                     By: /s/ David P. Grandstrand
                                         ---------------------------------------
                                     Name: David P. Grandstrand
                                     Title: Senior Vice President and Treasurer


                                     WILMINGTON TRUST COMPANY,
                                     as Property Trustee and Delaware Trustee


                                     By: /s/ Norma P. Closs
                                        ----------------------------------------
                                        Name:  Norma P. Closs
                                        Title: Vice President


                                     SUSAN E. LESTER,
                                     as Administrative Agent


                                      /s/ Susan E. Lester
                                    --------------------------------------------

                                     LEE R. MITAU,
                                     as Administrative Agent

                                      /s/ Lee R. Mitau
                                     -------------------------------------------


                                     DAVID J. PARRIN,
                                     as Administrative Agent

                                      /s/ David J. Parrin
                                    --------------------------------------------

                                                                     EXHIBIT B-1

     This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to FBS Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE OR TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE (A) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAW OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                                     B-1-1

CERTIFICATE NUMBER
                                                    NUMBER OF CAPITAL SECURITIES


                                   CUSIP NO.

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                                 FBS CAPITAL I

                           8.09% CAPITAL SECURITIES,

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

     FBS Capital I, a statutory business trust formed under the laws of the
State of Delaware (the "Trust"), hereby certifies that                      (the
"Holder") is the registered owner of            (   ) Capital Securities of the
Trust representing an undivided beneficial interest in the assets of the Trust and designated the FBS Capital I 8.09% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of November 26, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Bank System, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, dated as of November 26, 1996, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In Witness Whereof, one of the Administrative Agents of the Trust has executed this certificate this 26th day of November, 1996.

                                       FBS CAPITAL I


                                       By:_____________________________________
                                          Name:
                                          Administrative Agent

                                     B-1-2

                                  ASSIGNMENT

     For Value Received, the undersigned assigns and transfers this Capital Security to:



____________________(Insert assignee's social security or tax identification number)



                          (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature(s):

  __________________________________________________________________________

  __________________________________________________________________________
 (Sign exactly as your name appears on the other side of this Capital Security
                                 Certificate)

NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

                                     B-1-3

                                                                     EXHIBIT B-2

     If the Capital Security is to be a Global Certificate     INSERT--This
Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to FBS Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                                     B-2-1

CERTIFICATE NUMBER
                                                    NUMBER OF CAPITAL SECURITIES


                                   CUSIP NO.

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                                 FBS CAPITAL I

                           8.09% CAPITAL SECURITIES,

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

     FBS Capital I, a statutory business trust formed under the laws of the
State of Delaware (the "Trust"), hereby certifies that                      (the
"Holder") is the registered owner of            (   ) Capital Securities of the
Trust representing an undivided beneficial interest in the assets of the Trust and designated the FBS Capital I 8.09% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of November 26, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Bank System, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, dated as of November 26, 1996, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In Witness Whereof, one of the Administrative Agents of the Trust has executed this certificate this 26th day of November, 1996.

                                      FBS CAPITAL I


                                      By:______________________________________
                                         Name:
                                         Administrative Agent

                                     B-2-2

                                  ASSIGNMENT

     For Value Received, the undersigned assigns and transfers this Capital Security to:



____________________(Insert assignee's social security or tax identification number)



                          (Insert address and zip code of assignee)

and irrevocably appoints


agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature(s):

  __________________________________________________________________________

  __________________________________________________________________________
 (Sign exactly as your name appears on the other side of this Capital Security
                                 Certificate)

NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

                                     B-2-3

                                                                       EXHIBIT C



The Depository Trust Company,
55 Water Street, 49th Floor,
New York, New York 10041-0099

Attention:     Declan Lewis
               General Counsel's Office

Re:   FBS Capital I 8.09% Capital Securities

Ladies and Gentlemen:

     The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the 8.09% Capital Securities (the "Capital Securities"), of FBS Capital I, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement between First Bank System, Inc. ("FBS") and Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Agents named therein. The payment of distributions on the Capital Securities, and payments due upon liquidation of Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by FBS to the extent set forth in a Guarantee Agreement dated November 26, 1996 by FBS with respect to the Capital Securities. FBS and the Issuer propose to sell the Capital Securities to Goldman, Sachs & Co., Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Dain Bosworth Incorporated and Piper Jaffray Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated November 19, 1996 by and among the Initial Purchasers, the Issuer and FBS and the Initial Purchasers wish to take delivery of the Capital Securities through DTC. Wilmington Trust Company is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

     To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Capital Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

     1. Prior to the closing of the sale of the Capital Securities to the Initial Purchasers, which is expected to occur on or about November 26, 1996, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Capital Securities nominee, Cede & Co., representing an aggregate of 300,000 Capital Securities and bearing the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Capital Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

     3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

     4. In the event of distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

          Manager, Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

     The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

     5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

          Call Notification Department
          The Depository Trust Company
          711 Stewart Avenue
          Garden City, New York 11530-4719

     6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

          Manager, Reorganization Department
          Reorganization Window

          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

     7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is "FBS Capital I 8.09% Capital Securities."

     8. Distribution payments or other cash payments with respect to the Capital Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

          Redemption Department
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

     9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

     10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by Global Certificates, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

     11. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     12. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of FBS Capital I.

                              Very truly yours,

                              FBS CAPITAL I
                              By First Bank System, Inc. as depositor

                              By:===============================================
                                 Name: David P. Grandstrand
                                 Title: Senior Vice President, Treasurer



                              WILMINGTON TRUST COMPANY,
                              as Delaware Trustee, Property Trustee and Transfer Agent and Registrar


                              By:===============================================
                                 Name:
                                 Title:



RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By:_____________________________
       Authorized Officer

                                                                       EXHIBIT D

                      THIS CERTIFICATE IS NOT TRANSFERABLE

CERTIFICATE NUMBER
                                                     NUMBER OF COMMON SECURITIES


                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                                 FBS CAPITAL I

                            8.09% COMMON SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

     FBS Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that First Bank System, Inc. (the "Holder") is the registered owner of nine thousand two hundred and seventy-nine (9,279) common securities of the Trust representing beneficial interests of the Trust and designated the 8.09% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of November 26, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In Witness Whereof, one of the Administrative Agents of the Trust has executed this certificate this 26th day of November, 1996.


                                             FBS CAPITAL I


                                             By:________________________________
                                                Name:
                                                Administrative Agent

                                                                       EXHIBIT E

                   AGREEMENT AS TO EXPENSES AND LIABILITIES

     AGREEMENT dated as of November 26, 1996, between First Bank System, Inc., a Delaware corporation ("FBS"), and FBS Capital I, a Delaware business trust (the "Trust").

     WHEREAS, the Trust intends to issue its 8.09% Common Securities (the "Common Securities") to and receive Debentures from FBS and to issue and sell 8.09% Capital Securities (the "Private Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of November 26, 1996 as the same may be amended from time to time (the "Trust Agreement");

     WHEREAS, FBS will issue the Debentures;

     WHEREAS, the Trust may issues a new series of 8.09% capital securities
(the "Exchange Capital Securities" and, together with the "Private Capital Securities," the "Capital Securities") in connection with an exchange offer (the "Exchange Offer") registered under the Securities Act or 1933, as amended;

     NOW, THEREFORE, in consideration of the purchase by the Trust of the Debentures, which purchase FBS acknowledges will be made in reliance upon the execution and delivery of this Agreement, FBS and Trust hereby agree as follows:


                                   ARTICLE I

     SECTION 1.1. Guarantee by FBS.

     Subject to the terms and conditions hereof, FBS hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     SECTION 1.2. Term of Agreement.

     This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by FBS and Wilmington Trust Company, as guarantee, under the New Guarantee Agreement entered into to replace such Guarantee Agreement by such parties in connection with the Exchange Offer, trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     SECTION 1.3. Waiver of Notice.

     FBS hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and FBS hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 1.4. No Impairment.

     The obligations, covenants, agreements and duties of FBS under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

     (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, FBS with respect to the happening of any of the foregoing.

     SECTION 1.5. Enforcement.

     A Beneficiary may enforce this Agreement directly against FBS and FBS waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against FBS.

     SECTION 1.6. Subrogation.

     FBS shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by FBS under this Agreement; provided, however, that FBS shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

     SECTION 2.1. Binding Effect.

     All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of FBS and shall inure to the benefit of the Beneficiaries.

     SECTION 2.2. Amendment.

     So long as there remains any Beneficiary or any Capital Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

     SECTION 2.3. Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

          FBS Capital I
          c/o Wilmington Trust Company
          1100 North Market
          Wilmington, Delaware
          Facsimile No.:  (302) 651-1576
          Attention: Corporate Trust Department


          First Bank System, Inc.
          601 Second Avenue South
          Minneapolis, Minnesota 55402
          Facsimile No.: (612) 973-0965
          Attention: Treasurer

          SECTION 2.4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          THIS AGREEMENT is executed as of the day and year first above written.


                                             FIRST BANK SYSTEM, INC.


                                             By:________________________________
                                                Name:
                                                Title:


                                             FBS CAPITAL I


                                             By:________________________________
                                                Name:
                                                Administrative Agent

                                                                       EXHIBIT F

                        FORM OF TRANSFER CERTIFICATE __
                      BY INSTITUTIONAL ACCREDITED INVESTOR


Wilmington Trust Company
1100 North Market
Wilmington, Delaware  19899
Attention:  Corporate Trust Department


     Re: FBS Capital (the "Trust") 8.09% Capital Securities (the "Capital Securities")

Ladies and Gentlemen:

     We represent, warrant and agree with you as follows with regard to the Capital Securities purchased by us and described in the confidential Offering Circular dated November 19, 1996 (the "Offering Circular").

     1. We are an "institutional investor" that is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, if we are buying for one or more accounts for which we are acting as fiduciary or agent and we are not a bank (as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account is an institutional investor and an accredited investor on a like basis.

     2. We are acquiring the Capital Securities for our own account or for an account for which we are acting as fiduciary or agent in a minimum amount of not less than $100,000 Liquidation Amount for each such account. We acknowledge and agree that the Capital Securities purchased by us will be issued in certificated form bearing a legend to the effect of paragraph 5 and may not be exchanged for Capital Securities in book-entry form. We further acknowledge and agree that the provisions of this paragraph 2 and those of paragraph 3 below will apply to each Capital Security purchased by us until such time s such Capital Security is transferred in compliance with the provisions of paragraph 3.

     3. We understand that the Capital Securities have not been registered under the Securities Act and we agree that the Capital Securities purchased by us may be reoffered, resold, pledged or otherwise transferred only:

          (i) (a) to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirement of Rule 144A;

               (b) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act;

               (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

               (d) pursuant to an effective registration statement under the Securities Act; and

          (ii) in accordance with all applicable securities laws of the United States and other jurisdictions.

     4. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risk of an investment in the Capital Securities, we, and any accounts for which we are acting are able to bear the economic risk of purchasing such Capital Securities and we have received a copy of the Offering Circular.

     5. We acknowledge that the Capital Securities will bear a legend to the following effect unless the Property Trustee determines otherwise consistently with applicable law:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE OR TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE (A) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

     6. We acknowledge that FBS, the Trust, the Property Trustee, you and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we hereby irrevocably authorize such parties to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     7. We acknowledge that FBS, the Trust, the Property Trustee, you and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we hereby irrevocably authorize such parties to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     8. If we are acquiring any Capital Securities as a fiduciary or agent for one or more accounts, we represent that we have sole investment discretion with respect to each such account and that we have full power to make the foregoing acknowledgements, representations and agreements with respect to each such account and as set forth in the Notice to Investors contained in the Offering Circular.

              THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN
              ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


     You, the Trust and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
                                    [Insert Name of Transferee]


                                    By:  ____________________

                                    Name:
                                    Title:

                                    (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT G

                        FORM OF TRANSFER CERTIFICATE __
                              OFFSHORE TRANSACTION

Wilmington Trust Company
1100 North Market
Wilmington, Delaware  19899
Attention:  Corporate Trust Department

     Re:  FBS Capital I
          Private Capital Securities

     Reference is hereby made to the Trust Agreement, dated as of November 26, 1996 (the "Trust Agreement"), between First Bank System, Inc., Wilmington Trust Company, as Property Trustee and Delaware Property Trustee and the Administrative Agents named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

     This letter relates to $_____________ aggregate principal amount of Private Capital Securities which are evidenced by a Global Restricted Private Capital Security (CUSIP No. U06745AA8) and held with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Capital Securities to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

     The offer of the Private Capital Securities was not made to a person in the United States;

          (A) either:

               (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

               (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

          (B) no directed selling efforts have been made in contravention of the requirements of 904(b) of Regulation S, as applicable;

          (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (D) we have advised the transferee of the transfer restrictions applicable to the Private Capital Securities.


     You, the Trust and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined in the Trust

Agreement have the meanings set forth in Regulation S under the Securities Act.

Dated:
                         [Insert Name of Transferor]


                         By:____________________

                            Name:
                            Title:

                         (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT H

                             SECURITIES ACT LEGENDS

THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE CAPITAL SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE OR IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE (A) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                                      H-1